EXHIBIT 10.1

THIRD AMENDMENT
TO
AMENDED AND RESTATED LOAN AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of April 28, 2005 by and between Acceris Communications Inc., formerly known as I-Link Incorporated, a Florida corporation (the “Borrower”) and Counsel Corporation (US), a Delaware corporation (the “Lender”).

WHEREAS, the Borrower and Lender are parties to an Amended and Restated Loan Agreement as further amended, dated January 30, 2004 (the "Loan Agreement”) and the parties desire to further amend the Loan Agreement with effect from March 31, 2005 (“the Effective Date”) as provided herein.

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged it is agreed as follows:

1. Extension of Maturity Date. Effective as of the Effective Date, Section 2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

All borrowings hereunder, together with any interest thereon, shall be due and payable to CCUS in one installment on April 30, 2006 (the “Maturity Date”). Interest shall accrue and be compounded quarterly and shall result in a corresponding increase in the principal amount of the Indebtedness.

2. Effect on Loan Agreement and Loan Note. This Third Amendment is not intended, nor shall it be construed, as a modification or termination of the Amended and Restated Debt Restructuring Agreement, dated October 15, 2002. Except as expressly provided herein, the Loan Agreement and the Note annexed thereto are hereby ratified and confirmed and remain in full force and effect in accordance with their respective terms.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Third Amendment as of April 28, 2005 .

[See attached signature page]

[Signature page to Third Amendment to Amended and Restated Loan Agreement, dated January 30, 2004]

ACCERIS COMMUNICATIONS INC.

By:
Name:
Title:

COUNSEL CORPORATION (US)

By:
Name:
Title: